UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2009

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 7, 2009, Performance Technologies, Incorporated issued a press release updating its earnings guidance for the quarter ending June 30, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

July 8, 2009	By: /s/	John M. Slusser
John M. Slusser
President and Chief Executive Officer

July 8, 2009	By: /s/	Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President and Chief Financial Officer

Exhibit 99.1

For more information contact: Dorrance W. Lamb Senior Vice President and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Updates Guidance for the Second Quarter 2009

ROCHESTER, NY – July 7, 2009 -- Performance Technologies, Inc. (NASDAQ: PTIX) today updated its guidance for the second quarter 2009.

For the second quarter 2009, the Company expects to report a loss in the range of ($.08) per share to ($.10) per share. This updated guidance includes a discrete income tax benefit of $.01 per share but does not include stock compensation expense of $.01 per share. The Company’s guidance had indicated a range of loss between ($.06) per share and ($.01) per share, not including stock compensation expense. The larger than expected loss is due to lower than anticipated revenue. When it reports, the Company expects second quarter revenue to be in the range of $6.2 million to $6.6 million.

“When we issued our guidance for the second quarter, we noted that although the predictability of the timing of customer orders in the present economic climate was most challenging, we would continue to provide our best forward view to our stockholders,” said John Slusser, president and chief executive officer. “Unfortunately, while product interest remains strong, several anticipated orders were delayed past quarter end. In these ongoing difficult economic conditions, we will continue to prudently manage our costs while we also invest in our strategic initiatives for the future.”

The Company’s balance sheet continues to be very strong with cash and investments amounting to approximately $31.6 million, or $2.85 per share, and the Company had no long-term debt at June 30, 2009.

Management will provide more details surrounding this guidance update on the Performance Technologies’ second quarter earnings conference call which will be scheduled later this month.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of advanced network communications and control solutions to end users, application developers and original equipment manufacturers that serve mission critical telecommunications, aerospace and defense markets. The Company provides remotely manageable, IP-centric network elements specifically engineered for high availability, scalability, and long life cycle deployments. Its products are built upon its own U.S. manufactured hardware combined with the Company’s NexusWare® Carrier Grade Linux® operating system and software development environment plus a broad suite of communications protocols and high availability middleware. Performance Technologies’ product portfolio includes the SEGway™ suite of Signaling (SS7/SIP) Transfer Points, Signaling Gateways and Bridges, and its IPnexus® family of COTS-based application ready systems, WAN gateways, and multi-protocol communications servers.

Performance Technologies maximizes the value proposition of its products by leveraging its field proven systems, software and hardware technologies developed over a twenty-eight year record of demonstrated innovation. A tightly integrated combination of these technologies results in measurable benefits to its customers through compelling return-on-investment and substantially accelerated time to market metrics. The Company is headquartered in Rochester, New York and maintains centers of engineering excellence in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada. It has sales and marketing offices in the U.S. in Raleigh, Chicago, Dallas, and San Jose and international offices in London, England and Shanghai, China.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. The Company undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events, or otherwise. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2008, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

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